UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 27, 2011

Old National Bancorp
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	001-15817	35-1539838
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Main Street, Evansville, Indiana		47708
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(812) 464-1294

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Amended Employment Agreements with Named Executive Officers. On January 27, 2011, Old National Bancorp’s (the "Company’s") Board of Directors (the "Board") took action to approve amended employment agreements (the "Amended Employment Agreements") with Robert G. Jones, President and Chief Executive Officer, Barbara A. Murphy, Senior Executive Vice President and Chief Banking Officer, Christopher A. Wolking, Senior Executive Vice President and Chief Financial Officer, Allen R. Mounts, Executive Vice President and Chief Administrative Officer and Daryl D. Moore, Executive Vice President and Chief Credit Officer, (collectively, "Named Executive Officers").

The changes to the employment agreements were the result of the Board's review of the terms of the existing compensation arrangements, and were intended to bring them in line with current market practices. Effective January 1, 2011, the Amended Employment Agreements amend the employment agreements that were previously entered into between the Company and the Named Executive Officers. The Amended Employment Agreements are for a one year term, provided that sixty (60) days prior to each anniversary, the Amended Employment Agreements will automatically be extended for an additional year unless the Company notifies the Named Executive Officer of its intent not to extend the agreement. Other than the revisions noted below, the terms of the Amended Employment Agreements remain the same as the previous employment agreements, the material terms of which were disclosed in the Company’s proxy statement for its 2010 annual meeting of shareholders.

The material changes to the Amended Employment Agreements include the following:

(i) Removal of the Company’s conditional gross-up payment obligation in the event a severance benefit exceeds the safe harbor contained in Section 280G of the Internal Revenue Code by 110%. With this modification, each Named Executive Officer will have the responsibility for any excise tax or payment reduction, depending on whichever will put the executive in the best after-tax position, in the event severance benefits exceed the IRC Section 280G safe harbor.

(ii) Removal of a gross-up payment by the Company to offset taxes in connection with perquisite payments associated with severance benefits. As a result of this modification, each Named Executive Officer will be responsible for any tax resulting from perquisite payments.

(iii) Removal of the severance benefit in the event a Named Executive Officer voluntarily terminates employment within twelve months of a change in control without "good reason" (as defined in the Amended Employment Agreement).

The above summary of the revisions to the Amended Employment Agreements is qualified in its entirety by reference to the Amended Employment Agreements that are attached, and incorporated herein by reference, as Exhibits 10.1 and 10.2 to this Current Report on 8-K.

In addition to the Amended Employment Agreements, the Company’s Board also approved changes with respect to the vesting schedule for future equity awards granted to the Company’s executive officers. The modifications impact the vesting of certain equity awards upon a change in control of the Company so that all awards will not automatically vest upon a change of control. Pursuant to these modifications, future grants of performance-based restricted stock/units will vest upon a change of control on a pro-rata basis as determined by the performance of the Company at the time of the change of control. In addition, future grants of stock options and service based awards will no longer vest automatically upon a change of control. Instead, such awards will vest immediately upon an involuntary or "good reason" termination of the executive officer following a change of control. Except for the modifications described above, all equity awards will vest according to their original terms and conditions.

Item 9.01 Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.
(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Old National Bancorp

February 1, 2011	By:	Jeffrey L. Knight

Name: Jeffrey L. Knight
Title: Executive Vice President, Chief Legal Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Amended Employment Agreement entered into between the Company and Robert G. Jones
10.2	Form of Amended Employment Agreement entered into between the Company and Daryl D. Moore, Allen R. Mounts, Barbara A. Murphy and Christopher A. Wolking